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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): November 25, 2002

                              Limited Brands, Inc.
                           (Exact Name of Registrant
                          as Specified in Its Charter)

                                    Delaware
                        (State or Other Jurisdiction of
                                 Incorporation)

                1-8344                                 31-1029810
       (Commission File Number)            (IRS Employer Identification No.)

        Three Limited Parkway
             Columbus, OH                                43216
   (Address of Principal Executive                     (Zip Code)
               Offices)

                                 (614) 415-7000
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

On November 25, 2002, Limited Brands, Inc. (the "Company") entered into a terms agreement (the "Terms Agreement") with J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. as representatives of the underwriters named therein for the sale of $300 million in 6-1/8% notes due December 1, 2012 (the "Notes"). The Notes were issued pursuant to an Indenture dated March 15, 1988 between the Company and The Bank of New York. The Company is filing this Current Report on Form 8-K so as to file with the Commission certain items that are to be incorporated by reference into its Registration Statement (File Nos. 33-53366 and 333-101458) and its Prospectus Supplement, dated November 25, 2002, pertaining to the sale of the Notes.


Item 7.  Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.

1.1 Terms Agreement dated as of November 25, 2002 by and among Limited Brands, Inc., JP Morgan Securities Inc. and Salomon Smith Barney Inc., as representatives of the several underwriters

4.1  Form of Note for the 6-1/8% Notes due December 1, 2012


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Limited Brands, Inc.


Date:  December 4, 2002                     By /s/ Timothy J. Faber
       ----------------                       ---------------------------------
                                              Name:  Timothy J. Faber
                                              Title: Vice President of Treasury